Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS second quarter fiscal 2021 financial results

San Jose, CA – May 3, 2021. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal second quarter ended April 3, 2021 and outlook for its fiscal third quarter ending July 3, 2021.

Second Quarter Fiscal 2021 Financial Highlights
▪ Revenue: $1.7 billion, midpoint of outlook ▪ GAAP operating margin: 3.8 percent ▪ GAAP diluted EPS: $0.70 ▪ Non-GAAP(1) operating margin: 5.0 percent ▪ Non-GAAP diluted EPS: $1.01, exceeded outlook
Additional Second Quarter Highlights
▪ Non-GAAP pre-tax ROIC: 27.6 percent ▪ Cash flow from operations: $81 million ▪ Free cash flow: $67 million ▪ Ending cash and cash equivalents: $575 million

(1)	Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“We achieved solid financial results for the second fiscal quarter, despite the challenges associated with supply chain constraints and the typical seasonality. This performance was driven by broad end-market demand, favorable mix and operational execution. I commend our employees for their commitment to deliver on our customers’ expectations,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“Our third quarter outlook reflects strong demand across our customer base while taking into account our current understanding of the supply constraints facing the industry and the COVID-19 pandemic. Our focus on fundamentals, coupled with the quality of our customer relationships, gives us confidence in the long-term financial prospects of our company.”

Third Quarter Fiscal 2021 Outlook

The following outlook is for the third fiscal quarter ending July 3, 2021. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.675 billion to $1.775 billion
▪	GAAP diluted earnings per share between $0.71 to $0.81
▪	Non-GAAP diluted earnings per share between $0.84 to $0.94

The statements above concerning our expectations for customer demand during the third quarter and financial outlook constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, mostly notably the ongoing impacts of the COVID-19 pandemic, which have reduced demand from our customers, caused supply chain interruptions and created health risks for our employees and which could result in restrictions on where we can build products and our ability to fully staff our plants. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the second quarter and outlook for the third quarter on Monday, May 3, 2021 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 4858475.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
	April 3,	October 3,
	2021	2020

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$575,176	$480,526
Accounts receivable, net	1,122,962	1,043,334
Contract assets	334,957	396,583
Inventories	785,406	861,281
Prepaid expenses and other current assets	38,584	37,718
Total current assets	2,857,085	2,819,442

Property, plant and equipment, net	529,651	559,242
Deferred tax assets	259,943	273,470
Other	123,550	120,502
Total assets	$3,770,229	$3,772,656

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,108,994	$1,210,049
Accrued liabilities	176,148	171,761
Accrued payroll and related benefits	114,704	122,029
Short-term debt, including current portion of long-term debt	18,750	18,750
Total current liabilities	1,418,596	1,522,589

Long-term liabilities:
Long-term debt	320,405	329,249
Other	296,121	290,902
Total long-term liabilities	616,526	620,151

Stockholders' equity	1,735,107	1,629,916
Total liabilities and stockholders' equity	$3,770,229	$3,772,656

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
	2021	2020	2021	2020
Net sales	$1,699,677	$1,590,550	$3,454,926	$3,430,721
Cost of sales	1,556,579	1,483,129	3,170,593	3,188,418
Gross profit	143,098	107,421	284,333	242,303

Operating expenses:
Selling, general and administrative	61,142	62,257	120,109	125,408
Research and development	5,353	5,767	10,158	10,967
Restructuring and other costs	11,880	15,028	13,784	24,378
Total operating expenses	78,375	83,052	144,051	160,753

Operating income	64,723	24,369	140,282	81,550

Interest income	244	418	474	728
Interest expense	(4,880)	(6,040)	(9,834)	(11,917)
Other income (expense), net	6,143	(7,660)	8,010	(6,342)
Interest and other, net	1,507	(13,282)	(1,350)	(17,531)
Income before income taxes	66,230	11,087	138,932	64,019
Provision for income taxes	19,193	6,205	43,874	20,792
Net income	$47,037	$4,882	$95,058	$43,227

Basic income per share	$0.72	$0.07	$1.46	$0.61
Diluted income per share	$0.70	$0.07	$1.42	$0.60

Weighted-average shares used in computing per share amounts:
Basic	65,249	70,584	65,244	70,377
Diluted	66,957	72,245	66,887	72,429

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 3,	Jan. 2,	March 28,
	2021	2021	2020
GAAP Operating Income	$64,723	$75,559	$24,369
GAAP operating margin	3.8%	4.3%	1.5%
Adjustments:
Stock compensation expense (1)	9,224	8,209	7,783
Amortization of intangible assets	-	-	63
Distressed customer charges (2)	(296)	(325)	-
Legal and other (3)	-	1,873	-
Restructuring costs	11,880	1,904	8,356
Goodwill and other asset impairments	-	-	6,609
Non-GAAP Operating Income	$85,531	$87,220	$47,180
Non-GAAP operating margin	5.0%	5.0%	3.0%

GAAP Net Income	$47,037	$48,021	$4,882

Adjustments:
Operating income adjustments (see above)	20,808	11,661	22,811
Legal and other (3)	(4,807)	-	(259)
Adjustments for taxes (4)	4,402	8,652	(4,655)
Non-GAAP Net Income	$67,440	$68,334	$22,779

GAAP Net Income Per Share:
Basic	$0.72	$0.74	$0.07
Diluted	$0.70	$0.72	$0.07

Non-GAAP Net Income Per Share:
Basic	$1.03	$1.05	$0.32
Diluted	$1.01	$1.02	$0.32

Weighted-average shares used in computing per share amounts:
Basic	65,249	65,243	70,584
Diluted	66,957	66,818	72,245

(1) Stock compensation expense was as follows:

Cost of sales	$3,629	$3,421	$2,582
Selling, general and administrative	5,479	4,718	5,127
Research and development	116	70	74
Total	$9,224	$8,209	$7,783

(2) Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3) Represents expenses, charges and recoveries associated with certain legal matters.

(4) GAAP provision for income taxes	$19,193	$24,681	$6,205

Adjustments:
Tax impact of operating income adjustments	284	280	222
Discrete tax items	(232)	(6,451)	3,244
Deferred tax adjustments	(4,454)	(2,481)	1,189

Subtotal - adjustments for taxes	(4,402)	(8,652)	4,655

Non-GAAP provision for income taxes	$14,791	$16,029	$10,860

Q3 FY21 Earnings Per Share Outlook*:	Q3 FY21 EPS Range
	Low	High
GAAP diluted earnings per share	$0.71	$0.81
Stock compensation expense	$0.13	$0.13
Non-GAAP diluted earnings per share	$0.84	$0.94

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the third quarter of FY21, an estimate of such items is not included in the outlook for Q3 FY21 GAAP EPS.

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Pre-tax Return on Invested Capital (ROIC) (in thousands)

(Unaudited)

		Q2 FY21
Pre-tax Return on Invested Capital (ROIC)

GAAP operating income		$64,723
	x	4.0
Annualized GAAP operating income		258,892
Average invested capital (1)	÷	1,237,417
GAAP pre-tax ROIC		20.9%

Non-GAAP operating income		$85,531
	x	4.0
Annualized non-GAAP operating income		342,124
Average invested capital (1)	÷	1,237,417
Non-GAAP pre-tax ROIC		27.6%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Condensed Consolidated Cash Flow Statement (in thousands)

(Unaudited)

	Three Month Periods
	Q2'21	Q2'20
GAAP Net Income	$47,037	$4,882
Depreciation and amortization	27,196	28,042
Other, net	19,498	16,029
Net change in net working capital	(12,642)	86,775
Cash provided by operating activities	81,089	135,728

Net purchases of property & equipment	(14,349)	(16,410)
Cash used in investing activities	(14,349)	(16,410)

Net share repurchases	(1,502)	(64,163)
Net borrowing activities	(4,688)	629,702
Cash used in financing activities	(6,190)	565,539

Effect of exchange rate changes	(1,404)	(836)

Net change in cash & cash equivalents	$59,146	$684,021

Free cash flow:
Cash provided by operating activities	$81,089	$135,728
Net purchases of property & equipment	(14,349)	(16,410)
	$66,740	$119,318

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items may include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.